Exhibit 99.1

Contacts:	Daniel J. Thomas	Thomas E. Kiraly
	President and	Executive Vice President and
	Chief Executive Officer	Chief Financial Officer
	(972) 364-8111	(972) 364-8217

CONCENTRA OPERATING CORPORATION ANNOUNCES

EXPIRATION OF EXCHANGE OFFERS

ADDISON, Texas, June 22, 2007 – Concentra Operating Corporation (“Concentra Operating” or the “Company”) today announced the expiration of the offers of its parent, Concentra Inc. (“Concentra”), to exchange (the “Exchange Offers”) a combination of cash and $185 million in aggregate principal amount of a new series of senior subordinated notes due 2017 (the “New Notes”) of Concentra’s newly formed, wholly owned subsidiary, Viant Holdings, Inc., for any and all of Concentra Operating’s $155 million in aggregate principal amount of 9 1/8% Senior Subordinated Notes due 2012 (CUSIP 20589QAM1) (the “9 1/8% Notes”) and $180 million in aggregate principal amount of 9 1/2% Senior Subordinated Notes due 2010 (CUSIP 20589QAE9) (the “9 1/2% Notes” and, together with the 9 1/8% Notes, the “Old Notes”). The Exchange Offers, which commenced on May 24, 2007, expired at 12:00 midnight, New York City time, on June 21, 2007 (the “Expiration Date”).

As of the Expiration Date, $313,775,000 million aggregate principal amount of Old Notes had been validly tendered for exchange and not withdrawn, consisting of $148,615,000 aggregate principal amount of 9 1/8% Notes, or 95.88% of the total outstanding 9 1/8% Notes, and $165,160,000 aggregate principal amount of 9 1/2% Notes, or 91.76% of the total outstanding 9 1/2% Notes. Upon settlement of the Exchange Offers, Concentra will accept all of the Old Notes validly tendered and not withdrawn as of the Expiration Date and will deliver a combination of $185 million aggregate principal amount of New Notes and $155,219,636.98 million in cash, including accrued and unpaid interest, in exchange for the tendered Old Notes. Settlement of the Exchange Offers is expected to occur on Monday, June 25, 2007.

The Exchange Offers are only being made, and copies of the documents related to the Exchange Offers are only being made available, to holders of Old Notes that have certified certain matters to Concentra, including their status as either “qualified institutional buyers,” as that term is defined in Rule 144A under the Securities Act of 1933 (the “Securities Act”), or persons other than “U.S. persons,” as that term is defined in Rule 902 under the Securities Act.

The New Notes have not been registered under the Securities Act or any state securities laws. Therefore, the New Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws.

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Concentra Operating Corporation Announces Expiration of Exchange Offers

June 22, 2007

This press release is issued pursuant to Rule 135c under the Securities Act and does not constitute an offer to purchase any securities or a solicitation of an offer to sell any securities. The Exchange Offers are being made only pursuant to the offering circular and consent solicitation statement dated May 24, 2007, and related letter of transmittal and consent and only to such persons and in such jurisdictions as is permitted under applicable law.

Concentra is dedicated to improving the quality of life by making healthcare accessible and affordable. Serving the occupational, auto and group healthcare markets, Concentra provides employers, insurers and payors with a series of integrated services that include employment-related injury and occupational healthcare, urgent care services, in-network and out-of-network medical claims review and repricing, access to preferred provider organizations, case management and other cost containment services.

This press release contains certain forward-looking statements, which the Company is making in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risks and uncertainties, and that the Company’s actual results may differ materially from the results discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, changes in nationwide employment and injury rate trends; operational, financing and strategic risks related to the Company’s capital structure, acquisitions and growth strategy; the adverse effects of litigation judgments or settlements; interruption in its data processing capabilities; the potential adverse impact of governmental regulation on the Company’s operations; competitive pressures; adverse changes in market pricing, demand and other conditions relating to the Company’s services; possible fluctuations in quarterly and annual operations; and dependence on key management personnel. Additional factors include those described in the Company’s filings with the Securities and Exchange Commission.

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